LINCOLN TECHNICAL INSTITUTE
                          MANAGEMENT STOCK OPTION PLAN

                           (Effective January 1, 2002)


         1. Purpose. The Lincoln Technical Institute Management Stock Option Plan (the "Plan") is intended to further the best interests of Lincoln Technical Institute, Inc., a New Jersey corporation (the "Company"), and its subsidiaries by encouraging key employees, consultants and non-employee directors of the Company and such subsidiaries to continue their association with the Company and its subsidiaries and by providing additional incentive for unusual industry and efficiency through offering an opportunity to acquire a proprietary stake in the Company and its future growth. The Company believes that this goal may best be achieved through the grant of nonqualified stock options (the "Nonqualified Stock Options") or incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (the "Incentive Stock Options", and together with the Nonqualified Stock Options, the "Options"), to purchase shares of Class A common stock, no par value, of the Company ("Common Stock"). Options are sometimes referred to herein as "Awards".

         2. Shares Subject to Plan. There are reserved for issue upon the exercise of Options granted under the Plan no more than 2,087,835 shares (the "Option Shares") of the Company's authorized Common Stock. The Option Shares, are reserved for grant as either Service Options (as defined below) or Performance Options (as defined below). If any Option granted under the Plan shall expire or terminate without having been exercised in full or cancelled in exchange for a cash or other payment, subject to the terms of Section 9 hereof, the unissued Option Shares subject thereto shall again be available for the purposes of the Plan. Notwithstanding the foregoing, the maximum number of shares of Common Stock that may be issued in connection with Incentive Stock Options is 1,043,917 shares, subject to such adjustments under Section 8 as may be permitted under Section 422 of the Code.

         3. Effective Date of Plan. The Plan shall take effect on January 1, 2002 (the "Effective Date"). The shareholders of the Company shall duly approve the Plan within 12 months after its adoption by the Board of Directors of the Company (the "Board"). If such shareholder approval is not obtained, then the Plan shall be void ab initio and any Awards made hereunder shall be automatically rescinded.

         4. Administration of the Plan. The Plan shall be administered by the Board or by the Compensation Committee of the Board (the "Committee"). The Board may authorize the Committee to exercise any and all of the powers and functions of the Board pursuant to the Plan. The interpretation and construction by the Committee or the Board of any provisions of the Plan or of any Awards granted under it shall be final and conclusive. No member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Awards granted under it.

         5. Eligibility. Options may be granted only to those key employees ("Employees") consultants ("Consultants") and non-employee directors ("Directors") of the Company or of any subsidiary of the Company (as such term is defined in Section 425 of the Code) selected by the Board or the Committee (together, the "Participants").

         6. Options.

         (a) Grant of Options. The Company, by action of the Board or of the Committee and subject to the provisions of this Plan, may, from time to time, grant Options to purchase Option Shares to Participants and for such number of Option Shares as may be determined by the Board or the Committee. Each grant of an Option pursuant to this Plan shall be made in writing and upon such terms and conditions as may be determined by the Board or by the Committee at the time of grant, subject to the provisions and limitations set forth in this Plan. The grant of any such Option shall be evidenced by a written agreement executed by such officer of the Company as is designated in the resolution of the Board or the Committee authorizing such Option grant, and the date thereof shall be the date of grant of such Option.

         (b) Option Price. The per share exercise price of each Option (the "Option Price") granted pursuant to this Plan shall be determined by the Board or by the Committee; provided that the Option Price of any Options granted on the Effective Date shall be $3.10 per Option Share. Notwithstanding the foregoing, the Option Price for an Incentive Stock Option shall be no less than 100% of the fair market value of a share of Common Stock as of the date of grant, as determined in good faith by the Committee in accordance with Section 422 of the Code.

         (c) Duration of Options. The period for which each Option granted hereunder shall be effective shall commence upon the date of the written agreement evidencing such Option and (unless otherwise expressly specified in such written agreement) shall continue until such Option shall be terminated according to its terms or as hereinafter provided (the "Option Period"). Except as otherwise expressly provided in this Section 6(c) and in Section 10 hereof, an Option (whether or not exercisable) shall terminate immediately upon an Employee's ceasing to be an employee, a Consultant's ceasing to be a consultant or, in the case of a Director, a Director's ceasing to be a member of the Board of the Company or any of its subsidiaries. The Option Period of any Option granted pursuant to this Plan shall terminate upon the earliest to occur of (1) the tenth anniversary of the date of the written agreement evidencing such Option and (2) the following dates:

         (i) the six-month anniversary of the date upon which the Participant holding such Option ceases to be an employee, consultant or director of the Company or its subsidiaries by reason of death;

         (ii) unless otherwise specifically provided in any agreement between the Participant and the Company or one of its subsidiaries, the thirty-day anniversary of the date of the Retirement or Disability (as such terms are defined in the Management Stockholders Agreement dated April 1, 2001, by and among the Company, the Management Investors (as defined therein) parties thereto and Stonington (as defined therein) (as in effect from time to time, the "Management Stockholders Agreement")) of the Participant if the Participant retires or is disabled while an employee, consultant or director of the Company or any of its subsidiaries, or the thirty-day anniversary of the date of Retirement, Disability or Involuntary Termination (as defined in the Management Stockholders Agreement) of the Participant; provided, however, that in the event of a Participant's termination of employment due to Retirement, Disability or Involuntary Termination, Performance Options shall terminate on the thirty-day anniversary of the later of (A) such termination of employment and (B) April 15th of the year in which such termination of employment occurred.

         (iii) immediately upon a Participant's Voluntary Resignation (as defined in the Management Stockholders Agreement) or termination of employment, consultancy or directorship with the Company or any of its subsidiaries for Cause (as defined in the Management Stockholders Agreement).

         (d) Non-Transferability. No Option granted pursuant to this Plan may be sold, offered, disposed of, pledged, hypothecated, encumbered or otherwise transferred by the Participant except to a deceased Participant's executors, administrators and testamentary trustees or as provided in the Management Stockholders Agreement, and, further, during the lifetime of the Participant, the Option may be exercised only by, or on behalf of, the Participant.

         (e) Incentive Stock Options Granted to Certain Shareholders. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in Section 424 of the Code) of the Company, unless (i) the Option Price determined as of the date of grant is at least 110% of the fair market value on the date of grant of the shares of Common Stock subject to such Option, as determined in good faith by the Board in accordance with Section 422 of the Code, and (ii) the Incentive Stock Option is not exercisable more than five years from the date of grant.

         (f) Exercisability and Vesting of Options. Options granted hereunder shall be designated by the Board or the Committee as Service Options or Performance Options. Options shall become exercisable pursuant to the following terms and (except as otherwise expressly provided for in the agreement granting such Option, in any agreement between the Company and the Participant or below in this Section 6(f)) only if the Employee is an employee or the Consultant is a consultant of the Company or any of its subsidiaries (as determined pursuant to Section 10 hereof) or, in the case of a Director, the Director is a member of the Board or board of directors of any of its subsidiaries on the date on which such Option becomes exercisable. An Option (or portion thereof) which becomes exercisable pursuant to the terms of this Section 6(f) is referred to as a "Vested Option."

         (i) The Board or the Committee may designate certain Options as Service Options ("Service Options"). Except as the Board or the Committee may otherwise determine, Service Options granted on the Effective Date shall vest and become exercisable with respect to 20% of the Option Shares as of the first anniversary of the date of grant and with respect to an additional 20% of the Option Shares as of each of the second, third, fourth and fifth anniversaries of the date of grant; provided that the Employee or Consultant remains in the employ of the Company or any of its subsidiaries (as determined pursuant to Section 10 hereof) or the Director remains a member of the Board or board of directors of any of its subsidiaries; and provided, further, that in the event of a Change in Control (as herein defined) of the Company all outstanding unvested Service Options held by Participants shall become fully vested and immediately exercisable on the effective date of such Change in Control.

         (ii) The Board or the Committee may designate certain Options as Performance Options ("Performance Options"). Except as the Board or the Committee may otherwise determine, or except as expressly provided for in the agreement granting such Option, Performance Options shall vest and become exercisable at a rate of up to 20% per year subject to the achievement of predetermined EBITDA Value (as defined in Schedule I hereto) targets for each fiscal year of the Company (the "Target EBITDA Values"), or the achievement of cumulative EBITDA Value targets (the "Cumulative Target EBITDA Values"). Performance Options shall vest and become exercisable on April 15th following the year in which the Target EBITDA Values or the Cumulative Target EBITDA Values are achieved, provided that the Participant (A) remains in the employ of the Company or any of its subsidiaries (as determined pursuant to Section 10 hereof), or (B) is no longer in the employ of the Company or any of its subsidiaries due to an Involuntary Termination which occurred after the last day of the fiscal year of the Company. The Target EBITDA Values and the Cumulative Target EBITDA Values for a grant of Performance Options shall be established prior to the relevant date of grant. If the Target EBITDA Value for a fiscal year is not achieved, none of the Performance Options subject to vesting for such fiscal year shall become exercisable and such Performance Options shall instead remain eligible to vest and become exercisable if and when the applicable Cumulative Target EBITDA Value is achieved; provided, further, that each Performance Option shall become fully vested and immediately exercisable on the seventh anniversary of the date such Option was granted (the "Anniversary Date"), provided that the Participant holding such Option has remained continuously in the employ of the Company or any of its subsidiaries (as determined pursuant to Section 10 hereof) through the Anniversary Date; provided, further, that, in the event of a Change in Control, all outstanding Performance Options held by Participants shall become fully vested and immediately exercisable on the effective date of such Change in Control; provided, further, that in the event of an IPO (as defined in the Management Stockholders Agreement) Performance Options not yet vested will no longer become exercisable in accordance with this Section 6(f)(ii) and will vest and become exercisable as if they were Service Options, in the same manner as determined under clause (i) of this Section 6(f).

         Subject to Sections 8 and 11 hereof, the Target EBITDA Values and the Cumulative Target EBITDA Values as established pursuant to the Plan, shall be adjusted as determined by the Board in good faith if there has been a disposition of assets representing a substantial portion of the consolidated assets of the Company, an acquisition of assets representing a substantial portion of the consolidated assets of the Company, a recapitalization or merger of the Company, or other extraordinary transaction in the preceding four quarters.

         (iii) "Change in Control," shall mean: (A) on or prior to an IPO (i) the merger of the Company with or into another corporation as a result of which Stonington owns less than 30% of the outstanding common stock (on a fully diluted basis, assuming exercise of all options and warrants, whether or not then exercisable) of the surviving company (or parent thereof), (ii) the sale of all or substantially all of the assets of the Company to an entity not controlled by Stonington, or (iii) the sale (in a single transaction or series of related transactions) to an entity not controlled by Stonington of shares of Common Stock and as a result of which Stonington owns less than 30% of the outstanding Common Stock (on a fully diluted basis, assuming exercise of all options and warrants, whether or not then exercisable); provided, however, that an IPO shall not constitute a Change in Control; and (B) following an IPO (1) when a "person", as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group", as defined in Section 13(d) and 14(d) thereof either directly or indirectly becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 15% or more of either (i) the then outstanding Common Stock or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Change in Control (i) any acquisition directly from the Company, (ii) any acquisition by the Company, or (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; (2) when, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Company Incumbent Directors"), cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to be a Company Incumbent Director if such director was elected by, or on the recommendation of or with the approval of at least two-thirds of the directors of the Company, who then qualified as Company Incumbent Directors; (3) when the stockholders of the Company approve a reorganization, merger or consolidation of the Company without the consent or approval of a majority of the Company Incumbent Directors; (4) the consummation of a reorganization, merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 60% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such reorganization, merger or consolidation is owned by persons who were not stockholders of the Company immediately prior to such reorganization, merger, consolidation; or (5) a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

         (g) Procedure for Exercise and Payment for Shares. Exercise of an Option shall be made by the giving of written notice to the Company by the Participant. Such written notice shall be deemed sufficient for this purpose only if it (i) is delivered to the Company at its principal offices, (ii) states the number of Option Shares with respect to which the Option is being exercised, and (iii) states the date, no earlier than the fifth business day after, and no later than the tenth business day after, the date of such notice, upon which the Option Shares shall be purchased and payment therefor shall be made. The payments for Option Shares purchased pursuant to exercise of an Option shall be made at the principal offices of the Company. Upon (x) the exercise of any Option, in compliance with the provisions of this Section 6(g), (y) receipt by the Company of the payment for the Option Shares so purchased together with cash in the amount of (or the making of arrangements referred to in Section 13 of the Plan with respect to) any taxes required to be collected or withheld as a result of the exercise of this Option, and (z) receipt by the Company of an executed copy of the Management Stockholders Agreement (unless such Participant is already a party thereto or the Company receives such other evidence as the Company may reasonably require to ensure that the Option Shares issuable upon exercise of the Option shall be subject to the Management Stockholders Agreement), the Company shall deliver or cause to be delivered to the Participant so exercising an Option a certificate or certificates for the number of Option Shares with respect to which the Option is so exercised and payment is so made. The Option Shares shall be registered in the name of the exercising

Participant; provided that in no event shall any Option Shares be issued pursuant to exercise of an Option until full payment therefor shall have been made in one of the manners set forth below; and provided, further, that until such payment has been made, the exercising Participant shall have no rights of a shareholder. For purposes of this paragraph, the date of issuance shall be the date upon which payment in full has been received by the Company as provided herein. The exercise price shall be payable at the election of the Participant, in whole or in part, in any one or a combination of cash or "Mature Common Stock" valued at the Fair Value Price (as defined below) as of the date the notice of exercise is given. Mature Common Stock is defined as shares of Common Stock held by such Participant for more than six months.

         (h) Cash-Out of Certain Options. (i) Without limiting any rights of the Company under the Management Stockholders Agreement, the Board or Committee may in its sole discretion cancel the vested portion of any Option held by a person who is at such time no longer an employee, consultant or director of the Company or its subsidiaries in exchange for a cash payment equal to the excess of (x) the Fair Value Price (as defined below) of the Option Shares subject to such Vested Option, over (y) the Option Price for such Option Shares, multiplied by the number of Option Shares subject to such cancelled Options; provided, however, that the exercise of the right of the Board or the Committee hereunder shall not be made in contemplation of a Change in Control or an IPO.

         (ii) Without limiting any rights of the Company under the Management Stockholders Agreement, the Board or the Committee may cancel any outstanding Option in exchange for a cash payment, or in the discretion of the Board or the Committee payment of other property, to the Participant equal to the excess of
(x) the fair market value (as determined in good faith by the Board) of the consideration received per Stonington Share by Stonington in any sale (by merger, stock purchase or otherwise) to a person which is not an Affiliate (as defined in the Management Stockholders Agreement) of the Company or Stonington of all the then issued and outstanding Stonington Shares (as defined in the Management Stockholders Agreement) (a "Transfer Event"), over (y) the Option Price for such Option Shares, multiplied by the number of Option Shares subject to such cancelled Options, in each case effective upon the consummation of the Transfer Event.

         (iii) "Fair Value Price," shall mean, with respect to each Option Share, as of any date of determination, (X) in the event there is no public market for the Common Stock, the quotient obtained by dividing (a) the excess of
(I) the product of (A) the Company's EBITDA (as defined in the Management Stockholders Agreement) for the four full fiscal quarters ending immediately preceding the date of determination, and (B) 6.0 over (II) the excess of (C) the sum of (x) the aggregate principal amount of any Indebtedness (as defined in the Management Stockholders Agreement), determined in accordance with GAAP (as defined in the Management Stockholders Agreement), as of the end of the most recently completed fiscal quarter of the Company and (y) the aggregate liquidation value (including any accrued dividends thereon) of any outstanding preferred stock of the Company or any of its subsidiaries that is held by persons or entities other than the Company or any of its subsidiaries, determined in accordance with GAAP, as of the end of the most recently completed fiscal quarter of the Company, over (D) the sum of the amount of cash deemed to be on hand as of the end of such quarter as a result of the assumed exercise of all outstanding Options as described in the next paragraph and the amount of cash and cash equivalents, determined in accordance with GAAP, held by the Company or any of its subsidiaries as of the end of such quarter by (b) the number of Shares then outstanding determined on a fully diluted basis as of the end of its most recently completed fiscal quarter of the Company; provided, however, if there had been a disposition of assets representing a substantial portion of the consolidated assets of the Company, an acquisition of assets representing a substantial portion of the consolidated assets of the Company, a recapitalization or merger of the Company, or other extraordinary transaction in the preceding four quarters then the Fair Value Price shall be adjusted as determined by the Board in good faith or (Y) in the event of a public market for the Common Stock, the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Board, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the date of determination (or, if there were no sales on the date of determination, the closing price of a share of Common Stock as reported on said composite tape or automated system for the most recent day during which a sale occurred).

         In making calculations for purposes of subclauses (a) and (b) of clause
(X) of the preceding paragraph it shall be assumed that all Options (whether or not then vested or exercisable), warrants and rights to purchase shares of Common Stock and securities convertible or exchangeable into shares of Common Stock, if any, outstanding on the date as of which the calculation is being made had been exercised, converted or exchanged on such date if the exercise price or conversion or exchange price is less than the Fair Value Price per share and any purchase price for shares of Common Stock payable upon such exercise had been paid in cash and appropriate adjustments (including without limitation the reflection of such cash exercise price and the issuance of such additional shares of Common Stock) made to the relevant balance sheet of the Company.

         7. Requirements of Law and of Certain Agreements. If any law or any regulation of any commission or agency of competent jurisdiction shall require the Company or the exercising Participant to take any action with respect to any Option Shares, then the date upon which the Company shall issue or cause to be issued the certificate or certificates for such Option Shares shall be postponed until full compliance has been made with all such requirements of law or regulation; provided that the Company shall use reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Further, if requested by the Company, at or before the time of the issuance of such Option Shares, the Participant shall deliver to the Company his or her written statements satisfactory in form and content to the Company, that he or she intends to hold the Option Shares so acquired by him or her for investment and not with a view to resale or other distribution thereof to the public in violation of the Securities Act or any applicable state securities or "blue sky" law. Moreover, in the event that the Company shall determine in its sole discretion that, in compliance with the Securities Act or any applicable state securities or "blue sky" law, it is necessary to register any of the Option Shares, or to qualify any such Option Shares for exemption from any of the requirements of the Securities Act or any other applicable statute or regulation, no Options may be exercised until the required action has been completed; provided that the Company shall use reasonable efforts to take all necessary action to comply with such requirements of law or regulation. All Option Shares shall bear the legends provided for in the Management Stockholders Agreement.

         8. Adjustments. In the event of the declaration of any stock dividend on any class of shares of common stock of the Company or in the event of any reorganization, merger, consolidation, acquisition, disposition, separation, recapitalization, stock split, split-up, spin-off, combination or exchange of any such shares of Common Stock or like event, the number and/or character of the Option Shares and/or the Option Price of any Option granted under the Plan, shall be appropriately adjusted by changes in this Plan and in any Options outstanding pursuant to this Plan (including, if appropriate, by substitution of options of the successor or transferee company in the event of a merger or disposition, cash or other property for the Options) that may be deemed to be appropriate by the Committee or the Board, acting in good faith.

         9. Grant of Terminated Options. If any Option (or any portion thereof) terminates as a result of an Participant's ceasing to be an Employee, Consultant or Director of the Company or its subsidiaries, the Committee or the Board may grant to any Participant other than such former Participant an additional Option or Options with respect to the unissued Option Shares previously subject to the Option (or portion thereof) so terminated at such price and on terms and conditions determined by the Board at the date of such grant.

         10. Termination of Employment or Consultancy.

         (a) The employment of an Employee shall not be deemed to have terminated if the Employee is an employee of the Company who is transferred to and becomes an employee of a subsidiary of the Company or, if he or she is an employee of a subsidiary of the Company, who is transferred to and becomes an employee of the Company or another subsidiary of the Company; provided, however, that if a subsidiary of the Company ceases to be a subsidiary, all employees of such subsidiary not theretofore transferred to and becoming employees of the Company or of another subsidiary of the Company shall be deemed to have ceased to be Employees within the meaning of this Plan on the date such subsidiary ceases to be a subsidiary of the Company.

         (b) The consultancy of a Consultant shall not be deemed to have terminated if the Consultant is a Consultant of the Company who is transferred to and becomes an consultant of a subsidiary of the Company or, if he or she is a consultant of a subsidiary of the Company, who is transferred to and becomes a consultant of the Company or another subsidiary of the Company; provided, however, that if a subsidiary of the Company ceases to be a subsidiary, any consultants of such subsidiary not theretofore transferred to and becoming consultants of the Company or of another subsidiary of the Company shall be deemed to have ceased to be Consultants within the meaning of this Plan on the date such subsidiary ceases to be a subsidiary of the Company.

         11. Termination, Amendment or Discontinuance of the Plan.

         (a) This Plan shall terminate upon, and no Options shall be granted after, the close of business on January 1, 2012 unless it shall have sooner terminated by there having been granted and either fully exercised or cancelled in exchange for a cash payment Options covering the entire 2,087,835 Option Shares subject to this Plan.

         (b) The Board may, insofar as permitted by law, amend, suspend, or discontinue this Plan at any time without restriction; provided, however, that the Board may not alter or amend or discontinue or revoke or otherwise impair any outstanding Options which have been granted pursuant to this Plan and which remain unexercised in a manner adverse to Option holders, except in an adjustment referred to in Section 8 above or in Section 11(c) below, or except in the event that there is secured the written consent of the holder of the outstanding Option proposed to be so altered or amended. Nothing contained in this paragraph, however, shall in any way condition or limit the termination of an Option as hereinabove provided where reference is made to termination of employment, consultancy or directorship of a Participant. The Option Period of any outstanding Option shall not be extended by any amendment or suspension or discontinuance of the Plan.

         (c) In the event of the declaration of any stock dividend on any class of shares of common stock of the Company or in the event of any reorganization, merger, consolidation, acquisition, disposition, separation, recapitalization, stock split, split-up, spin-off, combination or exchange of any such shares of Common Stock or like event, such substitution or adjustments (including if appropriate substitution of options of the successor or transferee company in the event of a merger or disposition, cash or other property) shall be made in the aggregate number of shares reserved for issuance under the Plan, and in the vesting criteria of outstanding Options, as may be determined to be appropriate by the Committee or the Board, acting in good faith.

         12. Liquidation of the Company. In the event of the complete liquidation or dissolution of the Company other than as an incident to a merger, reorganization, or other transaction referred to in Section 8 or 11(c) above, any Options remaining unexercised shall be deemed cancelled without regard to or limitation by any other provision of this Plan and each Vested Option shall be entitled to a payment in cancellation thereof equal to the excess, if any, of the amount received per Option Share in such liquidation or dissolution over the Option Price, multiplied by the number of Option Shares subject to such Option.

         13. General Provisions.

         (a) Nothing contained in the Plan shall prevent the Company or any subsidiary from adopting other or additional compensation arrangements for its employees, consultants or directors.

         (b) The adoption of the Plan shall not confer upon any Employee any right to continued employment, any Consultant any right to continued consultancy or any Director any right to continue as a member of the Board or board of directors of any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any subsidiary to terminate the employment, consultancy or directorship of any Employee, Consultant or Director at any time.

         (c) No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to Option Shares acquired pursuant to the exercise of any Option hereunder, such Participant shall pay to the Company, or make arrangements reasonably satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount; provided, however, that such arrangements need not involve the advancement by the Company of any funds to, for or on behalf of any Participant or the incurrence or payment by the Company of any costs or expenses. With the approval of the Committee, a Participant may satisfy the foregoing requirements by electing to have the Company withhold from delivery shares of Common Stock having a value equal to the amount of tax to be withheld (but not in excess of the Company's minimum statutory withholding). The obligations of the Company hereunder shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

         (d) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

                                   SCHEDULE I


                                  EBITDA Values

--------------------------------------------------------------------------------------------------------------------
Fiscal Year                        2002             2003             2004            2005             2006

--------------------------------------------------------------------------------------------------------------------
Target EBITDA Value
(thousands)                     $ 13,000         $ 18,000         $ 23,000         $ 26,500        $ 30,000
--------------------------------------------------------------------------------------------------------------------
Cumulative Target
EBITDA Value
(thousands)                     $ 13,000         $ 31,000         $ 54,000         $ 80,500        $ 110,500

--------------------------------------------------------------------------------------------------------------------

EBITDA Value for a fiscal year shall mean the consolidated earnings from continuing operations of the Company and its subsidiaries for such period before consolidated interest, taxes, depreciation and amortization, determined in accordance with GAAP in effect on the date hereof and consistent with the principles utilized in connection with the preparation of the audited financial statements of the Company for the Fiscal Year ended December 31, 2002 excluding
(i) extraordinary charges and gains and (ii) any charges or gains attributable to the grant or exercise of the Option.

                      STOCK OPTION AND CONSULTING AGREEMENT


         STOCK OPTION AGREEMENT AND CONSULTING AGREEMENT (the "Agreement"), dated as of June 21, 1999, between LINCOLN TECHNICAL INSTITUTE, INC., a New Jersey corporation (the "Company"), and STEVEN W. HART (the "Consultant").

         WHEREAS, the Company is a party to a recapitalization agreement dated as of April 26, 1999 (the "Recapitalization Agreement");

         WHEREAS, the Consultant has provided consulting and advisory services to the Company in connection with strategic and acquisition opportunities; and

         WHEREAS, pursuant to the terms and subject to the conditions hereinafter set forth, the Company desires to continue to engage the Consultant to render consulting and advisory services during the period following the closing of the transactions contemplated by the Recapitalization Agreement among P.J. Santangelo, James Santangelo and Back to School Acquisition L.L.C. (the "Transactions"), and to increase his interest in the success of the Company by granting to the Consultant nonqualified stock options (the "Options") to purchase shares of common stock, no par value per share, of the Company (the "Common Stock").

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

         1. Consulting Engagement. The Company hereby agrees to engage the Consultant, and the Consultant hereby accepts such engagement with the Company, for the period set forth in Section 2 below, with the responsibilities determined pursuant to Section 3 below, all in accordance with the terms and conditions hereof.

         2. Consulting Period. The period during which the Consultant shall be engaged as a consultant by the Company (the "Consulting Period") shall commence on the Closing Date (as such term is defined in the Recapitalization Agreement) of the Transactions (the "Effective Date"), and shall continue until the second anniversary of the Effective Date.

         3. Responsibilities. During the Consulting Period, and subject to Subsection 10(a) hereof, the duties of the Consultant shall consist of such consulting and advisory services, and shall be provided at such times, as may be agreed to from time to time by the Consultant and the Company. The Consultant shall report to the Board of Directors of the Company (the "Board"), or to its designee.

         4. Consulting Capacity Only. The Consultant shall act solely in a consulting capacity hereunder and shall not have authority to act for the Company or to give instructions or orders on behalf of the Company or to make any decisions or commitment for or on behalf of the Company, except as otherwise expressly authorized by the Company. The parties hereto acknowledge and agree that the Consultant shall not be an employee of the Company with respect to which the Consultant shall render any consulting or advisory services during the Consulting Period, but will act in the capacity of an independent contractor. Consequently, the

Consultant shall, solely as a result of his service as a consultant, not be entitled to participate in any employee benefit plans, programs or arrangements of the Company.

         5. Expenses. The Company shall pay or reimburse the Consultant for reasonable expenses incurred by him in connection with the performance of his obligations to the Company upon presentation by the Consultant of an itemized account of such expenses in a manner consistent with the Company's policies and procedures for employees.

         6. Termination of Consulting Arrangement. Subject to the provision of this Agreement, either the Consultant or the Company shall have the right to terminate this Agreement for any reason or for no stated reason at any time upon thirty (30) days' prior written notice to the other party.

         7. Stockholders Agreement; Certain Restrictions. The Consultant and the Company hereby confirm that, effective as of the date of exercise of the Option, the Consultant shall enter into a Stockholders Agreement among the Company, Back to School Acquisition, LLC, Hart/LTI, LLC and Steven W. Hart (the "Stockholders Agreement") in the form attached as Exhibit A hereto, be deemed to be a "Stockholder" with respect to the Option Shares and the Consultant agrees to be bound by all the terms of the Stockholders Agreement. None of the Option Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of to any third party other than the Company except as provided in the Stockholders Agreement. None of the Options may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of, except by will or the laws of descent and distribution. During the Consultant's lifetime, an Option shall be exercisable only by the Consultant. Each Permitted Transferee (as defined in the Stockholders Agreement) (other than the Company) of any Option Share shall, as a condition to the transfer thereof, execute an agreement pursuant to which it shall become a party to the Stockholders Agreement.

         8. Grant of Options. As exclusive compensation for the consulting services to be performed by the Consultant hereunder during the Consulting Period, and subject to the terms and conditions contained herein, the Company hereby grants to the Consultant, effective as of the Effective Date (the "Date of Grant"), an Option to purchase 1615 shares of Common Stock (the "Option Shares") at an exercise price equal to $154.82.

         9. Terms and Conditions of Options. The Options evidenced hereby are subject to the following terms and conditions:

         (a) Duration of Options. The period for which the Options are effective shall commence upon the Date of Grant and shall continue until the Options are terminated as hereinafter provided (the "Option Period"). The Option Period of the Options shall terminate upon the earliest to occur of (1) the tenth anniversary of the Date of Grant and (2) the following dates:

               (i) if the Consultant voluntarily terminates his consulting arrangement herein before the last day of the Consulting Period or the Consultant breaches Subsection 10(a) following the Board's determination that the Consultant has engaged in Competitive Activity (as defined below) that has resulted, or could reasonably be expected to result, in material harm to the Company pursuant to Subsection 10(a), the ninetieth day following the date on which the Consultant terminates the consulting arrangement or the Board makes such determination, as the case may be.

              (ii) immediately upon the Company's termination of the consulting arrangement herein for "Cause". "Cause" shall mean (A) willful or persistently repeated material non-performance of the Consultant's duties to the Company after notice by the Company of such failure, (B) the indictment of the Consultant for a felony offense, (C) the commission by the Consultant of fraud or any willful misconduct that brings the reputation of the Company into disrepute, or (D) a material breach by the Consultant of any of the covenants set forth in Subsections 10(b) and (c).

         (b) Exercisability and Vesting of Options. The Options shall be fully vested and fully exercisable on the Date of Grant.

         (c) Procedure for Exercise and Payment for Shares. Exercise of these Options shall be made by the Consultant's giving written notice to the Company. Such written notice shall be deemed sufficient for this purpose only if it (i) is delivered to the Company at its principal offices, (ii) states the number of Option Shares with respect to which the Option is being exercised, and (iii) states the date, no earlier than the fifth business day after, and no later than the tenth business day after, the date of such notice, upon which the Option Shares shall be purchased and payment therefor shall be made. The payments for Option Shares purchased pursuant to exercise of these Options shall be made at the principal offices of the Company. Upon (x) the exercise of any Option, in compliance with the provisions of this Subsection 9(c), (y) receipt by the Company of the payment for the Option Shares so purchased together with cash in the amount of any taxes required to be collected or withheld as a result of the exercise of this Option, and (z) receipt by the Company of an executed copy of the Stockholders Agreement (unless such Consultant is already a party thereto or the Company receives such other evidence as the Company may reasonably require to ensure that the Option Shares issuable upon exercise of the Option will be subject to the Stockholders Agreement), the Company shall deliver or cause to be delivered to the Consultant so exercising an Option a certificate or certificates for the number of Option Shares with respect to which these Options are exercised and payment is made. The Option Shares shall be registered in the name of the exercising Consultant; provided that in no event shall any Option Shares be issued pursuant to exercise of an Option until full payment therefor shall have been made in one of the manners set forth below; and provided, further, that until such payment has been made, the exercising Consultant shall have no rights of a shareholder. For purposes of this paragraph, the date of issuance shall be the date upon which payment in full has been received by the Company as provided herein. The exercise price shall be payable at the election of the Consultant, in whole or in part, in any one or a combination of cash or Mature Common Stock valued at the Fair Value Price (as defined below) as of the date the notice of exercise is given. "Mature Common Stock" means shares of Common Stock held by such Consultant for more than six months. "Fair Value Price" means, as of any date of determination, the fair market price per share of Common Stock as of such date, as determined by the Board in its sole discretion.

          (d) Stockholder Rights. The Consultant shall have no rights as a stockholder with respect to any Option Shares until such Consultant shall have exercised the related Options and until a certificate or certificates evidencing such shares shall have been issued to the Consultant, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Consultant shall become the holder of record thereof.

          (e) Dividends and Distributions. Any shares of Common Stock or other securities of the Company received by the Consultant as a result of a stock distribution to holders of Option Shares, as a stock dividend on Option Shares or pursuant to a similar transaction shall be subject to the same restrictions as such Option Shares, and all references to Option Shares hereunder shall be deemed to include such shares of Common Stock or other securities.

     10. Protection of the Company's Interests.

          (a) Other Business Activities of the Consultant. The parties hereto acknowledge that the Consultant and his affiliates and successors are engaged in various businesses, including the business of acquiring, selling and holding investments. Nothing herein shall be deemed to prohibit the Consultant and his affiliates from advising, consulting for, being employed by, engaging, directly or indirectly, in or owning, directly or indirectly, any interest in, any other business ventures or activities that may be considered competitive with the Company or its subsidiaries or affiliates (collectively, "Competitive Activity"); provided, however, that during the Consulting Period the Consultant shall be prohibited from engaging in any such Competitive Activity if the Board determines in good faith that such Competitive Activity has resulted, or could reasonably be expected to result, in material harm to the Company or its subsidiaries or affiliates. Nothing shall require the Consultant or his affiliates to permit the Company or any of its subsidiaries or affiliates or any other shareholder of the Company to participate in any manner in any profits or income earned or derived by or accruing to the Consultant or his affiliates, or any of their respective employees or other agents, from such business ventures or activities. Nothing shall give the Company or its subsidiaries or affiliates any interest in any information of or pertaining to such business ventures or activities.

          (b) Confidentiality. The Consultant recognizes that the services to be performed by him hereunder are special, unique and extraordinary in that, by reason of his consulting service hereunder, he may acquire confidential information and trade secrets concerning the operation of the Company or its affiliates or subsidiaries, the use or disclosure of which could cause the Company or its affiliates or subsidiaries substantial losses and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Consultant covenants and agrees with the Company that he shall not at any time, except in performance of his obligations hereunder or with the prior written consent of the Company, directly or indirectly, disclose to any person, entity or organization (other than the Company or its employees, officers, directors, shareholders or agents) or use for his own benefit any confidential information that he may learn or has learned by reason of his association with the Company, or any of its predecessors, subsidiaries and affiliates. The Consultant further agrees that he will retain all copies and extracts of any written confidential information acquired by him during the consulting engagement, shareholding or association in trust for the sole benefit of the Company, their affiliates and their successors and assigns. The Consultant further agrees that he will not, without the prior written consent of the Company, remove or take from the Company's premises (or if previously removed or taken, he will, at the Company's request, promptly return) any written confidential information or any copies or extracts thereof. Upon the request and at the expense of the Company, the Consultant shall promptly make all disclosures, execute all instruments and papers and perform all acts reasonably necessary to vest and confirm in the Company, fully and completely, all rights created or contemplated by this Subsection 10(b). The term "confidential information" means any information of the Company that is deemed to be confidential by the Company and that was not previously disclosed or otherwise available to the public or to the trade with respect to the Company's, or any of its predecessors', affiliates' or subsidiaries', services, facilities and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, student lists, course materials, financial information or business plans.

          (c) Exclusive Property. The Consultant confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by the Consultant specifically relating to the business of the Company, its predecessors, affiliates and subsidiaries shall be and remain the property of the Company. Upon the request of the Company at any time, the Consultant shall promptly deliver to the Company, and shall not without the consent of the Company retain copies of, any written materials not made available to the public, or records and documents made by the Consultant or coming into his possession concerning the business or affairs of the Company or any of its affiliates or subsidiaries.

          (d) Injunctive Relief. Without intending to limit the remedies available to the Company, the Consultant acknowledges that a breach of any of the covenants contained in this Section 10 may result in material irreparable injury to the Company or its affiliates or subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Consultant from engaging in activities prohibited by this
     Section 10 or such other relief as may be required to specifically enforce any of the covenants in this Section 10.

          (e) Violation and Remedy. If the Company reasonably determines that the Consultant has breached any of the provisions of this Section 10, in addition to any other remedies available to the Company in law or equity, the Company shall be entitled to immediately suspend as of the date of such breach its obligation to make any payments or benefits to the Consultant under this Agreement.

     11. Requirements of Law and of Certain Agreements. If any law or any regulation of any commission or agency of competent jurisdiction shall require the Company or the exercising Consultant to take any action with respect to any Option Shares, then the date upon which the Company shall issue or cause to be issued the certificate or certificates for such Option Shares shall be postponed until full compliance has been made with all such requirements of law or regulation; provided that the Company shall use reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Further, if requested by the Company, at or before the time of the issuance of such Option Shares, the Consultant shall deliver to the Company his written statements satisfactory in form and content to the Company, that he intends to hold the Option Shares so acquired by him for investment and not with a view to resale or other distribution thereof to the public in violation of the Securities Act or any applicable state securities or "blue sky" law. Moreover, in the event that the Company shall determine in its sole discretion that, in compliance with the Securities Act or any applicable state securities or "blue sky" law, it is necessary to register any of the Option Shares, or to qualify any such Option Shares for exemption from any of the requirements of the Securities Act or any other applicable statute or regulation, no Options may be exercised until the required action has been completed; provided that the Company shall use reasonable efforts to take all necessary action to comply with such requirements of law or regulation. All Option Shares shall bear the legends provided for in the Stockholders Agreement.

     12. Miscellany.

          (a) No Rights to Grant Employment. Neither this Agreement nor any action taken or omitted to be taken hereunder shall be deemed to create or confer on the Consultant any right to be employed by the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the consulting arrangement of the Consultant at any time.

          (b) No Restriction on Right of Company to Effect Corporate Changes. Neither the Plan nor this Agreement shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital structure or business of the Company, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (c) Merger, Sale of Assets, etc. If at any time while the Options or any portion thereof are outstanding and unexpired, there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of the Options shall thereafter be entitled to receive upon exercise, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of the Options would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if the Options had been exercised immediately before such reorganization, consolidation, merger, sale or transfer, all subject to further adjustment as provided below. If the per share consideration payable to the holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Board. In all events, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions of the Options with respect to the rights and interest of the holder after the transaction, to the end that the provisions of the Options shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of the Options.

          (d) Reclassification, etc. Subject to Subsection 12(c), if, at any time while the Options are outstanding, the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Company shall make appropriate adjustments in the number and class of shares of stock subject to the Options, and the exercise price.

          (e) Notices. In the event, prior to termination of the Options, of a dissolution or liquidation of the Company, a reorganization, merger or consolidation in which the Company is not the surviving corporation or a sale of all or substantially all of the assets of the Company to another person or entity (a "Corporate Transaction"), the Consultant shall be given
     (i) written notice of such Corporate Transaction a reasonable period prior to its proposed effective date (as specified in such notice) and (ii) an opportunity to fully exercise the Options.

          (f) Impairment: Reservation of Shares.The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Consultant, as holder of the Options, against impairment. The Company covenants that during the term that the Options are exercisable, the Company shall reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of the Options. The Company agrees that its issuance of the Options shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of the Options.

          (g) 1934 Act. Notwithstanding anything contained in this Agreement to the contrary, if the consummation of any transaction under this Agreement would result in the possible imposition of liability to the Consultant pursuant to Subsection 16(b) of the 1934 Act, the Board or the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

          (h) Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The parties intend that any offending provision shall be enforced to the fullest extent to which it is enforceable, that any unenforceable portion thereof be severed from this Agreement, and that this Agreement, as modified to sever any such unenforceable portion, shall be enforced to the fullest extent permitted by law.

          (i) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          (j) Headings. The headings contained in this Agreement are intended solely for convenience of reference and shall not affect the rights of the parties to this Agreement.

          13. Survival; Assignment.

          (a) All agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the issuance to the Consultant of the Options and the Option Shares and, notwithstanding any investigation heretofore or hereafter made by the Consultant or the Company or on the Consultant's or the Company's behalf, shall continue in full force and effect. Without the prior written consent of the Company, the Consultant may not assign any of his rights hereunder except by will or the laws of descent and distribution. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs and permitted successors and assigns of such party; and all agreements herein by or on behalf of the Company, or by or on behalf of the Consultant, shall bind and inure to the benefit of the heirs and permitted successors and assigns of such parties hereto.

          (b) The Company shall have the right to assign to any of its affiliates any of its rights, or to delegate to any of its affiliates any of its obligations (other than obligations with respect to the Company's Options granted hereunder), under this Agreement.

     14. Certain Remedies. Without intending to limit the remedies available to either party, each party agrees that damages at law will be an insufficient remedy in the event such party violates the terms of this Agreement. Each party agrees that the other party may apply for and have injunctive or other equitable relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise specifically to enforce, any of the provisions hereof.

     15. Notices. Any notice hereunder by either party to the other shall be given in writing by personal delivery or certified mail, return receipt requested, or by telex or facsimile, in any case delivered to the applicable address set forth below:

          (i) If to the Company: Lincoln Technical Institute, Inc.

                                 200 Executive Drive
                                 West Orange, NJ 07052
                                 Attention: President

                                 With a copy to:

                                 Stonington Partners, Inc.
                                 767 Fifth Avenue, 48th Floor
                                 New York, NY 10153
                                 Attention: James J. Burke, Jr.

          (ii) If to the Consultant: Steven W. Hart

                                     131 Rowayton Avenue
                                     Rowayton, CT 06853

or to such other persons or other addresses as either party may specify to the other in writing.

         16. Amendments, Waiver, Etc. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing by both parties hereto. No waiver by any party hereto at any time of any breach by the other party hereto of, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party that are not expressly set forth in this Agreement, and this Agreement shall supersede all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, with respect to the subject matter hereof.

         17. Entire Agreement; Governing Law. This Agreement and the other related agreements expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Consultant has executed this Agreement, both as of the day and year first above written.

                                             LINCOLN TECHNICAL INSTITUTE, INC.



                                             By:    /s/ P.J. Santangelo
                                                --------------------------------
                                                Name:  P.J. Santangelo
                                                Title: President




                                             CONSULTANT


                                             By:    /s/ Steven W. Hart
                                                -------------------------------
                                                   STEVEN W. HART